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Freeport-McMoRan Oil & Gas
Apparent Winner on 20 Tracts in Gulf of Mexico Lease Sale

PHOENIX, AZ, March 20, 2014 - Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) today announced that its oil & gas segment, Freeport-McMoRan Oil & Gas (FM O&G), was the apparent high bidder on 20 tracts in the Central Gulf of Mexico Oil and Gas Lease Sale 231 with a total investment of approximately $330 million net to FM O&G. The bids are subject to approval by the U.S. Bureau of Ocean Energy Management and these potential investments were included in the company’s previously reported 2014 capital budget.

FM O&G winning bids were primarily focused on high-impact, drillable targets in the Mississippi Canyon and Atwater Valley areas to complement FM O&G’s existing infrastructure and production facilities and add several new exploration plays. The blocks, which cover approximately 106,000 gross acres, range in water depths up to 6,000 feet. The company expects to be notified and designated operator of these blocks by the third quarter of 2014.

"The Deepwater Gulf of Mexico continues to be a highly attractive growth area for us and our lease-sale effort was focused on leveraging our existing infrastructure to drive superior returns," said James C. Flores, FCX Vice Chairman and FM O&G President and Chief Executive Officer. "The addition of these blocks is strategic and complementary to our existing acreage and provides opportunities to add substantial oil resources to our world class portfolio in the Gulf of Mexico."

FCX is a premier U.S.-based natural resource company with an industry leading global portfolio of mineral assets, significant oil and gas resources and a growing production profile. FCX is the world's largest publicly traded copper producer.

FCX's portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde and El Abra operations in South America; the Tenke Fungurume minerals district in the DRC; and significant oil and natural gas assets in North America, including reserves in the Deepwater GOM, onshore and offshore California and in the Eagle Ford and Haynesville shale plays, and an industry leading position in the emerging shallow water, Inboard Lower Tertiary/Cretaceous gas trend on the Shelf of the GOM and onshore in South Louisiana. Additional information about FCX is available on FCX's website at www.fcx.com.

Cautionary Statement Regarding Forward-Looking Statements: This press release contains forward-looking statements, which are all statements other than statements of historical facts, such as expectations relating to bids in the Gulf of Mexico lease sale. The words “anticipates,” “may,” “can,” “plans,” “believes,” "potential," “estimates,” “expects,” “projects”, "targets," “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions are intended to identify those assertions as forward-looking statements. FCX cautions readers that forward-looking statements are not guarantees of future performance and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include failure to obtain required regulatory approval and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the U.S. Securities and Exchange Commission.

Freeport-McMoRan Copper & Gold                             1

Investors are cautioned that many of the assumptions on which FCX's forward-looking statements are based are likely to change after its forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may or may not be able to control. Further, FCX may make changes to its business plans that could or will affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in FCX's assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
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Freeport-McMoRan Copper & Gold                             2